CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 8, 1994, which appears on page 44 of the 1994 Annual Report to Stockholders of Tandycrafts, Inc., which is incorporated by reference in Tandycrafts, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 10 of such Annual Report on Form 10-K.




\s\ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP

Fort Worth, Texas
January 30, 1995